AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT, made and entered into as of the 10th day of May, 2001 by and between IKON Office Solutions, Inc., an Ohio corporation with its principal office located at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 (together with its successors and assigns permitted under this Agreement, the "Company") and William S. Urkiel, who currently resides at 3 Dovecote Lane, Malvern, Pennsylvania 19355 (the "Executive");

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, the Company desires to continue to employ the Executive and to enter into an agreement embodying the terms of such continued employment;

     WHEREAS, the Executive desires to accept continued employment with the Company, subject to the terms and provisions of this Employment Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (together, the "Parties") agree as follows:

     1. Definitions.
        -----------

          (A) "Affiliate" of a Person shall mean a Person who directly or indirectly controls, is controlled by, or is under common control with, the Person specified.

          (B) "Agreement" shall mean this Employment Agreement, which includes for all purposes its Exhibits hereto.

          (C) "Base Salary" shall mean the salary provided for in Section 4 or any increased salary granted to the Executive pursuant to Section 4.

          (D) "Board" shall mean the Board of Directors of the Company.

          (E) "Cause" shall mean:

               (1) Executive fails to comply with any material written Company policy, as the same may from time to time be adopted and/or modified by the Company, including, but not limited to, the Company's Code of Ethics;

               (2) Executive breaches his material obligations under the terms of this Agreement; or

               (3) the Executive has committed an act of dishonesty, moral turpitude or theft against the Company or has breached his duties of loyalty to the Company.

          (F) "Change in Control" shall mean the occurrence of any of the following events:

               (I) any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that act, of 20% or more of the Voting Stock of the Company;

               (II) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

               (III) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

               (IV) 50% or more of the assets of the Company is disposed of pursuant to a merger, consolidation or other transaction or series of transactions (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction or series of transactions beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, more than 50% of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

               (V) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold 50% or less of the Voting Stock of the combined company, (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

          (G) "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

          (H) "Committee" shall mean the Human Resources Committee of the Board;

          (I) "Common Stock" shall mean common stock of the Company.

          (J) "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment hereunder on 30 days' written notice given by him to the Company following the occurrence, without his prior written consent, of any of the following events, unless the Company shall have fully cured all grounds for such termination within 15 days after the Executive gives notice thereof:

               (I) any reduction in his then current Base Salary or in his annual bonus opportunity set forth herein;

               (II) any material failure to timely grant, or timely honor, any equity or long-term incentive award under Sections 1 (Q) through 1 (S);

               (III) any material breach of the Company's obligations, representations or warranties in this Agreement;

               (IV) any failure during the term of this Agreement to appoint, elect or reelect him to any of the positions described in Section 3(A); the removal of him during the term of this Agreement from any such position; or any change in the reporting structure so that he reports to someone other than the Chief Executive Officer of the Company;

               (V) any material diminution in his duties or the assignment to him of duties that materially impair his ability to perform his duties;

               (VI) following any Change in Control, any relocation of the Company's principal office, or of his own office as assigned to him by the Company, to a location more than 50 miles from Malvern, Pennsylvania;

               (VII) following any Change in Control, any failure by the Company to continue in effect any compensation plan in which the Executive participated immediately prior to such Change in Control and which is material to the Executive's total compensation, including but not limited to the Company's stock option, incentive compensation, deferred compensation, stock purchase, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or any failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis no less favorable to the Executive, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to such Change in Control;

               (VIII) following any Change in Control, any failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to such Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any perquisite enjoyed by the Executive at the time of such Change in Control, or the failure by the Company to maintain the vacation allowance provided in
Section 7 with respect to the Executive;

               (IX) following any Change in Control, any failure to elect Executive as Chief Financial Officer of the Person acquiring the Company with duties and responsibilities of comparable scope to Executive's duties and responsibilities immediately prior to such Change in Control; or

               (X) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

          (K) "Disability" shall mean Total Disability as defined in the Company's Long-Term Disability Plan, as amended from time to time.

          (L) "Effective Date" shall mean May 10, 2001, or such later date as the Parties may mutually agree to.

          (M) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

          (N) "Potential Change in Control" shall mean the occurrence of any of the following events:

               (I) the Company enters into an agreement, the consummation of which will result in the occurrence of a Change in Control;

               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, will constitute a Change in Control; or

               (III) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (O) "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

          (P) "Pro-Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period (a fiscal year in the case of an annual bonus) and the denominator of which shall be the number of days in the applicable performance period.

          (Q) "Regular Stock Option" shall mean the regular stock option provided to Executive under the terms of the Employment Agreement dated May 10, 1999 between Executive and the Company, which option is to purchase 75,000 shares of Common Stock and becomes exercisable over a five-year vesting period in five equal annual installments beginning May 10, 2000, subject to the terms, conditions and adjustments set forth in Section 8 below.

          (R) "Special Restricted Stock" shall mean the 50,000 shares of restricted Common Stock provided to Executive under the terms of the Employment Agreement dated May 10, 1999 between Executive and the Company, which restricted stock is to be issued and distributed to Executive as follows: (1) 25,000 shares which shall vest over a period of five years beginning May 10, 1999 in three equal annual installments commencing on May 10, 2002, (2) 12,500 shares which shall vest on May 10, 2004, and (3) 12,500 shares which shall vest on May 10, 2009, subject to the terms, conditions and adjustments set forth in Section 8 below.

          (S) "Special Stock Option" shall mean the special stock option provided to Executive under the terms of the Employment Agreement dated May 10, 1999 between Executive and the Company, which option is to purchase 50,000 shares of Common Stock and becomes exercisable over a five-year vesting period in five equal annual installments beginning May 10, 2000, subject to the terms, conditions and adjustments set forth in Section 8 below.

          (T) "Term of Agreement" shall mean the period specified in Section 2.

          (U) "Termination Date" shall mean the date on which the Executive's employment with the Company terminates in accordance with this (or any subsequent) Agreement.

          (V) "Voting Stock" shall mean issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).

     2. Term of Agreement.
        -----------------

The Company hereby agrees to continue to employ the Executive under this Agreement, and the Executive hereby accepts such continued employment, for the Term of Agreement. The initial Term of Agreement shall commence as of the Effective Date and shall end on the second anniversary thereof. Thereafter, the Term of Agreement shall be automatically extended for additional one-year periods ("extension periods") unless either party provides notice of non-renewal at least sixty (60) days prior to the expiration of the Initial Term or extension period. Termination of Executive's employment as a result of non-renewal by the Company shall be treated as a termination subject to the provisions of Section 8(D) (Termination without Cause) of this Agreement. Notice of non-renewal by Executive shall be treated as a termination subject to the provisions of Section 8(G) (Voluntary Termination) of this Agreement. Notwithstanding the foregoing, the Term of Agreement may be terminated at any time prior to the expiration of the Initial Term and/or any extension period in accordance with the provisions of Section 8.

     3. Positions, Duties and Responsibilities.
        --------------------------------------

          (A) During the Term of Agreement, the Executive shall serve as Senior Vice President and Chief Financial Officer of the Company; shall have the authority, duties and responsibilities customarily exercised by an individual serving in those positions in a corporation of the size and nature of the Company; shall perform such duties relating to the management and operations of the Company, consistent with the foregoing, as may from time to time be assigned to him by the Chief Executive Officer of the Company (the "CEO"); shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities; and shall report solely and directly to the CEO.

          (B) During the Term of Agreement, Executive will (1) devote substantial and full-time attention and energies to the business of the Company, particularly to its financial function, and diligently perform all duties incident to his employment; (2) use his best efforts to promote the interests and goodwill of the Company; and (3) perform such duties commensurate with his office as Senior Vice President and Chief Financial Officer of the Company as may be assigned to him by the CEO.

     4. Base Salary.
        -----------

          Commencing as of the Effective Date, the Executive shall be paid an annualized Base Salary of $420,000, payable in accordance with the regular payroll practices of the Company. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the CEO and, if applicable, the Board.

     5. Annual Incentive Award Opportunity.
        ----------------------------------

          The Executive shall be eligible for an annual incentive bonus award opportunity from the Company in respect of each fiscal year of the Company that ends during the Term of Agreement. He shall be eligible for an annual bonus opportunity of no less than $315,000, which shall be based upon the performance of the Company and the Executive. In addition, in the sole discretion of the CEO, the Executive may be eligible to receive an additional annual overachievement bonus. To the extent earned, the Executive shall be paid his annual incentive awards at the same time that other senior-level executives receive their incentive awards.

     6. [intentionally left blank]

     7. Other Benefits.
        --------------

          (A) Other Executive Compensation Plans. During the Term of Agreement, the Executive shall be entitled to participate in all compensation plans and programs that are, from time to time, made generally available to senior executives of the Company, including, without limitation, the Executive Deferred Compensation Plan.

          (B) Employee Benefits. During the Term of Agreement, the Executive shall participate in all employee benefit plans and programs made available generally to the Company's senior executives, including, without limitation, pension, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other employee welfare or retirement benefit plans or programs that may be sponsored by the Company from time to time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded.

          (C) Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities hereunder and the Company shall promptly reimburse him for all such expenses, subject to documentation in accordance with reasonable policies of the Company.

          (D) Vacation. Executive shall be entitled to four weeks paid vacation per year.

     8. Termination of Employment.
        -------------------------

          (A) Termination Due to Death. In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to:

               (I) Base Salary through the end of the month in which his death occurs;

               (II) a Pro-Rata annual incentive award for the fiscal year in which his death occurs, based on the Executive's annual bonus opportunity for the year of death (excluding any overachievement bonus opportunity), payable in a lump sum promptly following his death, regardless of the Executive's and Company's performance during such fiscal year;

               (III) the continued right to exercise each outstanding stock option, including the Special Stock Option, for a minimum period of 12 months (provided, however, that no options can be exercised beyond their expiration date), all such options to become fully vested and exercisable as of the date of his death, and the immediate vesting of all shares of restricted stock, including the Special Restricted Stock, as of the date of his death;

               (IV) immediate vesting in the Company's Retirement Savings Plan (or any successor 401(k) plan), pension plan, supplemental retirement plan and deferred compensation plans; and

               (V) the benefits described in Section 8(H)(I).

          (B) Termination Due to Disability. In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to the following:

               (I) periodic disability payments in accordance with the Company's Long-Term Disability Plan;

               (II) Base Salary through the end of the month in which the Termination Date occurs;

               (III) a Pro-Rata annual incentive award for the fiscal year in which his Termination Date occurs, based on the Executive's annual bonus opportunity for such fiscal year (excluding any overachievement bonus opportunity), payable in a lump sum promptly following the Termination Date, regardless of the Executive's and Company's performance during such fiscal year;

               (IV) the continued right to exercise each outstanding stock option, including the Special Stock Option, for a minimum period of 12 months (provided, however, that no options can be exercised beyond their expiration date), all such options to become fully vested and exercisable as of the Termination Date, and the immediate vesting of all shares of restricted stock, including the Special Restricted Stock, as of the Termination Date; and

               (V) continued participation, for a period of two years from the Termination Date, in all medical, dental, vision, hospitalization, disability and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he was participating on the date on which his employment terminates, on terms and conditions that are no less favorable to him than those that applied on such date, and with COBRA benefits commencing thereafter; provided that the Company's obligation under this Section 8(B)(V) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer; and

               (VI) immediate vesting in the Company's Retirement Savings Plan (or any successor 401(k) plan), pension plan, supplemental retirement plan and deferred compensation plans; and

               (VII) the benefits described in Section 8(H)(I).

               No termination of the Executive's employment for Disability shall be effective until the Company first gives 15 days written notice of such termination to Executive.

          (C) Termination by the Company for Cause.
              ------------------------------------

               (I) No termination of the Executive's employment hereunder by the Company for Cause shall be effective unless the provisions of this Section 8(C)(I) shall have been complied with. The Executive shall be given written notice by the CEO of the intention to terminate him for Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. Except in the case of a termination for Cause pursuant to Section 1(E)(1) or Section 1(E)(3) which will be effective, in the sole discretion of the CEO, on the date set forth in the notice, the Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds, his employment hereunder shall thereupon be terminated for Cause.

               (II) In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 8(C)(I), he shall be entitled to:

                    (A) 30 days to exercise any stock option which is vested and exercisable on the Termination Date (provided, however, that no options shall be exercisable after their expiration date). All stock options, including the Special Stock Option, which are not vested and exercisable as of the Termination Date will be forfeited, and all restricted stock, including the Special Restricted Stock, which has not vested and been distributed as of the Termination Date will be forfeited; and

                    (B) the benefits described in Section 8(H)(I).

          (D) Termination Without Cause. In the event that the Executive's employment hereunder is terminated by the Company without Cause and Sections 8(A) (death), (B) (disability) and (F) (change in control) do not apply, then the Executive shall be entitled to:

               (I) Base Salary for a two-year period ending on the second anniversary of the Termination Date, payable as provided in Section 4;

               (II) a Pro-Rata annual incentive award for the fiscal year in which the Termination Date occurs, based on the Executive's annual bonus opportunity for such fiscal year (excluding any overachievement bonus opportunity), payable in a lump sum promptly following the Termination Date, regardless of the Executive's and Company's performance during such fiscal year;

               (III) an amount equal to twice the Executive's annual bonus opportunity for the year of termination (excluding any overachievement bonus opportunity), payable in equal installments over the two-year period ending on the second anniversary of the Termination Date;

               (IV) the continued right to exercise the Special Stock Option for a period of two years from the Termination Date (provided, however, that no options can be exercised after their expiration date), such Special Stock Option to become fully vested and exercisable as of the Termination Date, and the immediate vesting of all shares of Special Restricted Stock as of the Termination Date;

               (V) the continued right to exercise any vested and exercisable stock option, other than the Special Stock Option, for a minimum period of 12 months from the Termination Date (provided, however, that no options can be exercised after their expiration date). During the 12-month period following the Termination Date, all unvested stock options (other than the Special Stock Option) will continue to vest as if the Executive were still employed with the Company. All stock options, other than the Special Stock Option, which are not vested or exercised as of 12 months following the Termination Date will be forfeited. In addition, all restricted stock, other than the Special Restricted Stock, which has not been distributed as of the Termination Date will be forfeited;

               (VI) continued participation, through the second anniversary of the Termination Date, in all medical, dental, vision, hospitalization, disability and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he or his family members were participating on such date, on terms and conditions that are no less favorable to him than those that applied on such date and with COBRA benefits commencing thereafter; provided that the Company's obligation under this Section 8(D)(V) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer;

               (VII) immediate vesting in the Company's Retirement Savings Plan (or any successor 401(k) plan), pension plan, supplemental retirement plan, and deferred compensation plans; and

               (VIII) the benefits described in Section 8(H)(I).

          (E) Constructive Termination Without Cause. In the event that: (x) a Constructive Termination Without Cause occurs and (y) Section 8(F) (change in control) does not apply, then the Executive shall have the same entitlements as provided under Section 8(D) for a termination by the Company without Cause.

          (F) Termination Without Cause Following a Change in Control or Potential Change in Control. In the event that: (x) the Executive's employment hereunder is terminated (A) through a Constructive Termination without Cause or
(B) by the Company without Cause and (y) the termination of employment occurs within two years following a Change in Control then the Executive shall be entitled to:

               (I) Base Salary through the second anniversary of the Termination Date, payable as provided in Section 4;

               (II) a Pro-Rata annual incentive award for the fiscal year in which his employment terminates based on the Executive's annual bonus opportunity for the year of termination (excluding any overachievement bonus opportunity), payable in a lump sum promptly following the Termination Date, regardless of the Executive's and Company's performance during such fiscal year;

               (III) an amount equal to twice the Executive's annual bonus opportunity for the year of termination (excluding any overachievement bonus opportunity) payable in equal installments over the 24-month period for which Base Salary is continued;

               (IV) the continued right to exercise the Special Stock Option for a period of two years from the Termination Date (provided, however, that no options may be exercised after their expiration date), such Special Stock Option to become fully vested and exercisable as of the Termination Date;

               (V) the continued right to exercise any outstanding stock option, other than the Special Stock Option, for a minimum period of 3 months from the Termination Date (provided, however, that no options may be exercised after their expiration date), all such options to become fully vested and exercisable as of the Termination Date;

               (VI) the immediate vesting of all shares of restricted stock, including the Special Restricted Stock, as of the Termination Date;

               (VII) an amount equal to the Company's contributions to which the Executive would have been entitled under the Company's Retirement Savings Plan (or any successor thereto) if the Executive had continued working for the Company and the Retirement Savings Plan continued in force during the Separation Period at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, and making the maximum amount of employee contributions, if any, as are required under such plan;

               (VIII) an amount equal to the excess of (A) the present value of the benefits to which the Executive would be entitled under the Company's pension plan and Company's supplemental retirement plan (and any successor thereto) if the Executive had continued working for the Company for a period of 24 months following the Termination Date at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, and the pension plan continued in force during the Separation Period, over (B) the present value of the benefits to which the Executive is actually entitled under the Company's pension plan and supplemental retirement plan, each computed as of the date of the Executive's Date of Termination, with present values to be determined using the discount rate used by the Pension Benefits Guaranty Corporation to calculate the benefit liabilities under the pension plan in the event of a plan termination on the Date of Termination, compounded monthly, the mortality tables prescribed in the Company's Pension Plan for determining actuarial equivalence, and the reduction factor (if any) for the early commencement of pension payments based on the Executive's age on the last day of the 24th month following the Termination Date;

               (IX) immediate vesting in the Company's Retirement Savings Plan (or any successor 401(k) plan), pension plan, supplemental retirement plan and deferred compensation plans;

               (X) continued participation, through the second anniversary of the Termination Date, in all medical, dental, vision, hospitalization, disability and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he or his family members were participating on such date, on terms and conditions that are no less favorable to him than those that applied on such date and with COBRA benefits commencing thereafter, provided that the Company's obligation under this Section 8(F)(X) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer; and

               (XI) the benefits described in Section 8(H)(I).

                    For purposes of this Section 8(F), if preceded by a Potential Change in Control, any of the following events (if such event occurs within two years following such Potential Change in Control) shall be deemed to be a Termination of Executive's Employment without Cause following a Change in
Control: 1) the Executive's employment is terminated without Cause and such termination is at the request or direction of or pursuant to negotiations with a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control; 2) the Executive's employment is terminated through a Constructive Termination Without Cause and the circumstances or events which constitute the basis for Executive's claim of Constructive Termination occur at the request or direction of, or pursuant to negotiations with, such Person, or 3) the Executive's employment is terminated without Cause and such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs.

          The Company agrees that the Executive is not required to seek other employment or to attempt in any way to reduce amounts payable to Executive under this Section 8(F), and the amounts payable to pursuant to this Section 8(F) shall not be reduced by any amounts earned by or payable to Executive, except as provided in Section 8(F)(X).

          (G) Voluntary Termination. In the event that the Executive terminates his employment with the Company on his own initiative, other than by death, for Disability, or by a Constructive Termination without Cause, then he shall have the same entitlements as provided in Section 8(C)(II) in the case of a termination by the Company for Cause. A voluntary termination under this Section 8(G) shall be effective upon written notice to the Company and shall not be deemed a breach of this Agreement.

          (H) Miscellaneous.
              -------------

               (I) On any termination of the Executive's employment hereunder, he shall be entitled to:

                    (A) Base Salary through the Termination Date;

                    (B) any amounts due him under Section 7;

                    (C) a lump-sum payment in respect of accrued but unused vacation days at his Base Salary rate in effect as of the Termination Date;

                    (D) payment, promptly when due, of all amounts owed to him in connection with the termination; and

                    (E) other benefits, if any, in accordance with applicable plans, programs and arrangements of the Company. This provision will permit the Executive to elect to take advantage of any provisions of, or changes to, the IKON benefit plans which are applicable to IKON employees generally (including, without limitation, provisions relating to the vesting/exercisability of stock options in the event of retirement or disability), provided that Executive opts to have such general provisions applied on his/her behalf instead of those set forth in this Agreement. In no event, however, will this provision entitle Executive to duplicative or double benefits, nor shall he/she be eligible to receive payments under any severance program of the Company applicable to employees generally.

               (II) Any amounts due under this Section 8 are considered to be reasonable by the Company and are not in the nature of a penalty.

     9. Golden Parachute Tax. In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement, the Executive's employment with the Company, or the termination thereof (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to the Executive, prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the Excise Tax on such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax. The determination of whether any Payment is subject to an Excise Tax and, if so, the amount to be paid by the Company to the Executive and the time of payment shall be made by an independent auditor (the "Auditor") selected jointly by the Parties and paid by the Company. Unless the Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If the Parties cannot agree on the firm to serve as the Auditor, then the Parties shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

     10. Indemnification; D&O Insurance.
         ------------------------------

          (A) Indemnification. The Company agrees that: (i) if the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company or any of its Affiliates as a director, officer, member, employee, agent, manager, consultant or representative of another

Person or (ii) if any Claim is made, or threatened to be made, that arises out of or relates to this Agreement or the Executive's service hereunder or in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company for any Claims brought by a third party against the Executive to the fullest extent legally permitted or authorized by the Company's Articles of Incorporation, Code of Regulations or Board resolutions or by the laws of the State of Ohio, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other Person and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within 20 days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

          (B) D&O Insurance. During the Term of Agreement and for a period of six years thereafter, the Company shall keep in place a directors' and officers' liability insurance policy (or policies) providing comprehensive coverage to the Executive to the extent that the Company provides such coverage for any other senior executive or director.

     11. Covenants.
         ---------

          (A) Confidentiality. During the Term of Agreement and thereafter, the Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any Person any confidential non-public document, record or information concerning the business or affairs of the Company that he has acquired in the course of his employment hereunder, except (x) to the Company or to any authorized (or apparently authorized) agent or representative of the Company, (y) to authorized third parties in connection with performing his duties under this Agreement, or (z) when required to do so by law or by a court, governmental agency, legislative body, or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information; provided that these restrictions shall not apply to any document, record or other information that: (i) has previously been disclosed to the public, or is in the public domain, other than as a result of the Executive's breach of this Section 11(A), or (ii) is known or generally available within any trade or industry of the Company.

          (B) Non-Solicitation. During the 12-month period that commences on the Termination Date and ends on the second anniversary of the Termination Date, the Executive shall not without the prior consent of the Company:

               (I) solicit, on his own behalf or on behalf of any other Person, any individual known by the Executive to be an employee of the Company to instead become an employee of any Person not affiliated with the Company; or

               (II) solicit, on his own behalf or on behalf of any other Person, any Person known by the Executive to be customer of, or vendor to, the Company to cease to be a customer or vendor of the Company and/or to become a customer of, or vendor to, any Person not affiliated with the Company.

          (C) Non-Competition. During the 24-month period that commences on the Termination Date and ends on the second anniversary of the Termination Date, the Executive shall not, without the prior consent of the Company, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or otherwise connected in any substantial manner with any business which directly or indirectly competes to a material extent with any line of business of the Company or its subsidiaries which was operated by the Company or its subsidiaries at the Termination Date; provided that nothing in this paragraph shall prohibit the Executive from acquiring up to 5% of any class of outstanding equity securities of any corporation whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market".

          The foregoing noncompetition restriction of this Section 11(C) shall not apply following a Change of Control Event if (v) the Executive's employment has been terminated by the Company without Cause within two years following such Change in Control Event, (w) the Executive terminates his employment as the result of a Constructive Termination within two years following such Change in Control Event or (x) the Company elects, within two years following such Change in Control Event, not to extend the term of employment.

          The foregoing noncompetition restriction of this Section 11(C) shall not apply following a Potential Change in Control if: 1) the Executive's employment is terminated without Cause within two years following such Potential Change in Control, and such termination is at the request or direction of or pursuant to negotiations with a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control; 2) the Executive's employment is terminated through a Constructive Discharge without Cause within two years following such Potential Change in Control, and the circumstances or events which constitute the basis for Executive's claim of Constructive Discharge occur at the request or direction of, or pursuant to negotiations with, such Person, 3) the Company elects, within two years following such Potential Change in Control, not to extend the term of employment, and such election was at the request or direction of or pursuant to negotiations with such Person; or 4) the Executive's employment is terminated without Cause within two years following such Potential Change in Control and such termination is otherwise in connection with or in anticipation of a Change in Control which actually occurs.

     12. Assignability; Binding Nature.
         -----------------------------

          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the

Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the assets of the Company; provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. In the event of any sale of assets or liquidation as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 16(E).

     13. Representations.
         ---------------

          (A) The Company's Representations. The Company represents and warrants that: (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (B) The Executive's Representations. The Executive represents and warrants that, to the best of his knowledge and belief, (i) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     14. Resolution of Disputes.
         ----------------------

          Any Claim arising out of or relating to this Agreement or the Executive's employment with the Company or the termination thereof shall be resolved by binding confidential arbitration, to be held in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Executive or his beneficiaries in resolving any successful Claim. Pending the resolution of any Claim (and provided that Executive is not in breach of his post-termination obligations under this Agreement), the Executive (and his beneficiaries) shall be advanced any payments which are allegedly due under the Agreement (with the timing of such payments to be made in accordance with terms of this Agreement). Any amounts advanced under this Section 14 will be subject to offset by the Company from any award obtained by the Executive (and/or reimbursement by the Executive to the Company in the event that his award (if any) is less than the amount advanced).

     15. Notices.
         -------

          Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, two days after being sent by prepaid certified or registered mail, or by a nationally recognized overnight courier, to the address specified below for such Person (or to such other address as such Person shall have specified by ten days advance notice given in accordance with this Section 15), or (c) in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth for the Company (or to such other facsimile number as the Company shall have specified by ten days advance notice given in accordance with this Section 15), with a confirmatory copy sent by certified or registered mail or by overnight courier to the Company in accordance with this Section 15.

If to the Company:            IKON Office Solutions, Inc.
                              70 Valley Stream Parkway
                              Malvern, Pennsylvania 19355
                              Attn: Chief Executive Officer
                              Facsimile #: 610-725-8279

If to the Executive:          William S. Urkiel, at the last address
                              known to the Company
                              (with a copy to the Executive at the
                               Company's address)

If to a beneficiary           The address most recently specified by
 of the Executive:            the Executive or beneficiary through
                              notice given in accordance with this
                              Section 15.

     16. Miscellaneous.
         -------------

          (A) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. Executive specifically agrees that he is not entitled to any relief under
Section 8(H) of his prior Employment Agreement, dated May 10, 1999.

          (B) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

          (C) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Party.

          (D) Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

          (E) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          (F) Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

          (G) Governing Law/Jurisdiction. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of Pennsylvania, without reference to principles of conflict of laws.

          (H) Counterparts. This Agreement may be executed in two or more counterparts.

          (I) Employee Benefit Plans. In the event that the terms of any of the Company's employee benefit plans provide for the vesting or distribution of benefits on a date earlier than the date set forth in this Agreement, such earlier date shall prevail.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                       The Company



                                       By:
                                           -----------------------------
                                           James J. Forese
                                           Chairman & CEO


                                       The Executive


                                       ---------------------------------
                                       William S. Urkiel